Exhibit 10.34

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is entered into as of April 30, 2014, by and among K2M HOLDINGS, INC., a Delaware corporation (“Holdings”), K2M, INC., a Delaware corporation (the “US Borrower”) and K2M UK LIMITED, a company incorporated in England and Wales with company registration number 06950302 and with its registered office at Abbey House, Wellington Way, Broakland Business Park, Weybridge, Surrey KT13 0TT (the “UK Borrower”, and collectively, jointly and severally with the US Borrower, the “Borrower”), the several banks and other financial institutions or entities party hereto, SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK, as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”).

WHEREAS, reference is hereby made to that certain Credit Agreement dated as of October 29, 2012 by and among Holdings, Borrower, the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not otherwise defined herein shall have the same meaning as in the Credit Agreement );

WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Section 1.1 of the Credit Agreement is hereby amended as follows:

i.	By deleting the following phrase from clause (a) of the definition of “Liquidity”: “excluding, for the avoidance of doubt, any cash and Cash Equivalents designated by the Borrower in the Compliance Certificate to be used to finance the Borrower’s incremental expansion initiatives”.

ii.	By amending the definition of “Streamline Period” as follows:

1.	By deleting the last sentence therefrom in its entirety; and

2.	By deleting the text “Seven Million Five Hundred Thousand Dollars ($7,500,000)” in each instance where such text appears in such definition and inserting the test “Five Million Dollars ($5,000,000)” in its stead.

iii.	By amending and restating that definitions of “Subordination Debt Document” and “Subordinated Indebtedness” in their entirety as follows:

“Subordinated Debt Document”: any agreement, certificate, document or instrument (including, but not limited to, the WCAS Loan Documents) executed or delivered by any Loan Party or any of their respective Subsidiaries and evidencing Indebtedness of any Loan Party which is subordinated to the payment of the Obligations in a manner approved in writing by the Administrative Agent and the Required Lenders, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent and the Required Lenders.

“Subordinated Indebtedness”: means (a) the WCAS/Holdings Debt and (b) other Indebtedness of a Loan Party which is expressly subordinated to the payment in full and in cash of the Obligations or the Guaranteed Obligations, as applicable, pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent, so long as such Indebtedness (a) is not scheduled to mature prior to the date that is one hundred eighty (180) days after the scheduled Revolving Termination Date and (b) has no scheduled amortization or payments of principal prior to the date that is one hundred eighty (180) days after the scheduled evolving Termination Date.

iv.	By deleting the definitions of “Consolidated Adjusted EBITDA” and “Consolidated Interest Expense” in their entirety.

v.	By adding the following new definitions thereto in appropriate alphabetical order:

“Net IPO Proceeds” means, with respect to a Qualified IPO, the excess of (a) the sum of the gross proceeds generated in connection with such transaction over (b) the sum of (i) the amount necessary to repay the outstanding principal amount and any accrued interest in respect of the WCAS/Holdings Debt in full, plus (ii) the amount used to pay any dividends or other distributions on account of any preferred shares, plus (iii) the amount of all underwriting discounts and commissions, bankers’ fees, and other reasonable and customary out-of-pocket fees and expenses, incurred by Group Holdings, any Loan Party or any other Subsidiary of Group Holdings in connection therewith.

“Qualified IPO”: the issuance by Group Holdings, Holdings or the Borrower of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering), resulting in Net IPO Proceeds of not less than the aggregate of (x) $35,000,000 plus (y) the then outstanding principal balance of all Loans and accrued interest in respect thereof, plus (z) the then outstanding L/C Exposure.

“Qualified IPO Effective Date”: The date on which a Qualified IPO (including each related transaction) has been consummated and the WCAS/Holdings Debt has been paid in full with a portion of the proceeds thereof.

“Third Amendment Effective Date”: April 30, 2014.

“WCAS”: Collectively, WCAS Capital Partners IV, L.P. and certain affiliates thereof which are party to the WCAS Debt Documents.

“WCAS Debt Documents”: Collectively, (i) that certain Securities Purchase Agreement dated as of January 28, 2014 by, among others, WCAS, Group Holdings and Holdings, (ii) that certain Securities Purchase Agreement dated as of November 13, 2013 by, among others, WCAS, Group Holdings and Holdings, (iii) that certain Securities Purchase Agreement dated as of May 8, 2013 by, among others, WCAS, Group Holdings and Holdings, (iv) that certain Securities Purchase Agreement dated as of June 21, 2012 by, among others, WCAS, Group Holdings and Holdings, pursuant to which the WCAS/Holdings Debt was issued from time to time prior to the Third Amendment Effective Date, the notes (if any) related to any of the foregoing, and the other documents, instruments and agreements executed in connection therewith.

“WCAS/Holdings Debt”: Indebtedness in a principal amount not in excess of $40,000,000 owing by Holdings to WCAS and the other investors party to the WCAS Debt Documents pursuant to the WCAS Debt Documents.

b.	Section 6.2 of the Credit Agreement is hereby amended as follows:

i.	By amending clause (b)(ii) thereof by deleting from clause (x) thereof the following phrase: “and including a certification of any cash and Cash Equivalents designated by the Borrower to be used to finance Borrower’s incremental expansion initiatives,”

ii.	By deleting clause (i) thereof in its entirety and inserting in its stead the following new clause (i):

(i)	[reserved];

c.	Section 7.1 of the Credit Agreement is hereby amended as follows:

i.	By deleting clause (a) thereof in its entirety and by inserting the following text in its stead:

(a)	Maximum Losses. Permit Consolidated Net Income to be less than (i) for the three (3) month period ending on March 31, 2014, ($11,000,000), and (ii) for the six (6) month period ending on June 30, 2014, ($16,000,000).

ii.	By adding the following new clause (c) at the end thereof:

(c)	Adjustment to Financial Condition Covenants. Notwithstanding anything to the contrary, if the Qualified IPO Effective Date has not occurred on or before June 30, 2014, the Borrower shall be required to comply with such financial condition covenants (and at such levels or amounts) from and after August 1, 2014, as the Administrative Agent may reasonably determine (after consultation with the Borrower) by written notice to the Borrower on or prior to July 30, 2014.

iii.	Section 7.2 of the Credit Agreement is hereby amended by amending and restating clause (c) thereof in its entirety as follows:

(c)	(i) to the extent incurred prior to the Third Amendment Effective Date, Subordinated Indebtedness consisting of the WCAS/Holdings Debt and (ii) other Subordinated Indebtedness;

iv.	Section 7.6 of the Credit Agreement is hereby amended by deleting the word “and” after clause (a) thereof and adding the following new clauses (c) and (d) at the end of such Section 7.6:

(c)	the repayment of the WCAS/Holdings Debt with the proceeds of a Qualified IPO shall be permitted; and

(d)	Group Holdings or any Subsidiary thereof may make Restricted Payments in order to pay, or to facilitate the payment of, cash in lieu of fractional Capital Stock in connection with any dividend, split or combination thereof.

d.	The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit B (Form of Compliance Certificate) therefrom and substituting in its stead the new Exhibit B attached hereto as Exhibit A.

2.	Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.	All necessary consents and approvals to this Amendment shall have been obtained.

c.	Prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

d.	Prior to and immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the effective date of this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

e.	The Lenders and the Administrative Agent shall have received payment from the Borrower of all costs and expenses required to be paid pursuant to Section 3 of this Amendment.

f.	The Administrative Agent shall have received, for the ratable benefit of the Lenders, an amendment fee in the amount of $10,000, which amendment fee shall (i) not be subject to refund or rebate in any circumstances, (ii) be due and payable in immediately available funds on the Third Amendment Effective Date, and (iii) be fully earned on the Third Amendment Effective Date.

3.	Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

4.	Ratification of Loan Documents; Further Assurances.

a.	The Loan Parties hereby ratify, confirm and reaffirm each of the terms and conditions of the Loan Documents to which each is a party. The Loan Parties further acknowledge and agree that (i) except as specifically modified in this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect, and (ii) this Amendment constitutes a Loan Document.

b.	The Loan Parties hereby ratify, confirm and reaffirm that all security interests and liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations pursuant to the Loan Documents, whether now existing or hereafter arising.

c.	The Loan Parties shall cooperate with Administrative Agent and shall execute and deliver to Administrative Agent such further instruments and documents as Administrative Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Amendment and the other Loan Documents.

5.	Representations and Warranties. The Loan Parties hereby represent, warrant, and covenant to Administrative Agent and the Lenders as follows:

a.	The Loan Parties hereby represent and warrant as of the date hereof that (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the effective date of this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

b.	This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

c.	The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, and under the other Loan Documents (i) have been duly authorized by all necessary corporate action on the part of such Loan Party, (ii) will not violate any provisions of the certificate of incorporation or bylaws such Loan Party and (iii) will not constitute a violation by such Loan Party of any applicable material Requirement of Law.

d.	Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and has conducted in a commercially reasonable manner its relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

6.	No Defenses. The Loan Parties hereby acknowledge and agree that the Loan Parties have no offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and each Loan Party hereby RELEASES the Administrative Agent and the Lenders from any liability thereunder.

7.	Continuing Validity. The Loan Parties understand and agree that in modifying the existing Obligations, the Administrative Agent and the Lenders are relying upon the Loan Parties representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. The Administrative Agent’s and the Lenders’ agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Administrative Agent or the Lenders to make any future modifications to the Obligations. It is the intention of the Administrative Agent, the Lenders, the Borrower and Holdings to retain all makers of the Loan Documents as liable parties, unless the party is expressly released by the Administrative Agent in writing. No maker will be released by virtue of this Amendment.

8.	Governing Law/Submission To Jurisdiction; Waivers. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference in their entirety and shall apply to the terms of this Amendment.

9.	Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof (save in the case of UK Borrower where delivery of an executed copy of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed version of this Amendment). A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, permitted successors and assigns.

11.	Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

K2M HOLDINGS, INC.

By:	/s/ Gregory S. Cole
Name:	Gregory S. Cole
Title:	Chief Financial Officer

US BORROWER:

K2M, INC.

By:	/s/ Gregory S. Cole
Name:	Gregory S. Cole
Title:	Chief Financial Officer

Uk BORROWER:

K2M UK LIMITED

By:	/s/ Gregory S. Cole
Name:	Gregory S. Cole
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By:	/s/ Christopher Leary
Name:	Christopher Leary
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]

LENDERS:

SILICON VALLEY BANK, Issuing Lender, Swingline Lender, and as a Lender

By:	/s/ Christopher Leary
Name:	Christopher Leary
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Michael Fishback
Name:	Michael Fishback
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]